EXHIBIT 11

                                 TELESCAN , INC.
                        Calculation of Earnings Per Share
                    (in thousands, except per share amounts)

                                                                    Quarter Ended June 30,               Six Months Ended June 30,
                                                                  ---------------------------           ---------------------------
                                                                    1996               1995                1996              1995
                                                                  --------           --------           --------           --------
Primary:
Weighted average number of shares
   of common stock (1) .................................            10,628              9,560             10,526              9,533
Assumed exercise of certain
   stock options (2) ...................................              --                  361               --                 --
Assumed exercise of stock warrants (2) .................              --                  104               --                 --
                                                                  --------           --------           --------           --------
                                                                    10,628             10,025             10,526              9,533
                                                                  ========           ========           ========           ========
Net income (loss) ......................................          $   (940)          $     52           $ (1,473)          $   (197)
                                                                  ========           ========           ========           ========
Primary earnings per share:
Net income (loss) ......................................          $  (0.09)          $   0.01           $  (0.14)          $  (0.02)
                                                                  ========           ========           ========           ========

Fully-diluted:
Weighted average number of shares
   of common stock (1) .................................            10,628              9,560             10,526              9,533
Assumed exercise of certain
   stock options (2) ...................................              --                  361               --                 --
Assumed exercise of stock warrants (2) .................              --                  104               --                 --
                                                                  --------           --------           --------           --------
                                                                    10,628             10,025             10,526              9,533
                                                                  ========           ========           ========           ========
Net income (loss) ......................................          $   (940)          $     52           $ (1,473)          $   (197)
                                                                  ========           ========           ========           ========
Fully-diluted earnings per share:
                                                                  $  (0.09)          $   0.01           $  (0.14)          $  (0.02)
                                                                  ========           ========           ========           ========

(1) Used in calculating net income per common share for the quarters ended June 30, 1996 and 1995, and the six months ended June 30, 1996, as the dilutive effect of stock options and warrants was less than three percent.

(2) Assumed exercises are anti-dilutive for the six months ended June 30, 1995.
                                                                      EXHIBIT 11
                                                                     page 2 of 2

                         TELESCAN, INC. AND SUBSIDIARIES
             Statement Regarding Computation of Per Share Earnings
                    (in thousands, except per share amounts)

                                                              Days
                                                              Out-      Weighted
                                                   Shares    Standing     Shares
                                                   ------      -----      ------
Quarter Ended June 30, 1996:

Balance March 31, 1996 ......................      10,605         90      10,605


Common stock issuances ......................          79         25.2        23
                                                   ------      -----      ------

Balance June 30, 1996 .......................      10,684                 10,628
                                                   ======                 ======

Six Months Ended June 30, 1996:

Balance December 31, 1995 ...................      10,243        180      10,243


Common stock issuances ......................         441        115.7       283
                                                   ------      -----      ------

Balance June 30, 1996 .......................      10,684                 10,526
                                                   ======                 ======